Exhibit 5.1

June 28, 2017

Board of Directors

Digital Power Corporation

48430 Lakeview Blvd.

Fremont, CA 94538

Ladies and Gentlemen:

We act as counsel to Digital Power Corporation, a California corporation (the "Company"), in connection with: (i) preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (File No. 333-215834) (such registration statement as amended or supplemented from time to time, the “Registration Statement”), as declared effective on February 8, 2017, and the prospectus of the Company included in the Registration Statement (the “Base Prospectus”); and (ii) preparing and filing a prospectus supplement to the Base Prospectus dated June 28, 2017 (the “Prospectus Supplement”), pertaining to the issuance and sale by the Company of 289,092 shares of common stock, no par value per share (“Common Stock”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Common Stock, will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus and the Prospectus Supplement, including all supplements and amendments thereto.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the federal law of the United States, and laws of the State of California.

Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that the Registration Statement remains effective, and the Base Prospectus and Prospectus Supplement delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act throughout all periods relevant to the opinion, we are of the opinion that the Common Stock has been duly authorized for issuance and, when issued, delivered and paid for in accordance with and in the manner described in the Registration Statement, the Base Prospectus and Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement, Base Prospectus and Prospectus Supplement, and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ weintraub|tobin

Weintraub Tobin Chediak Coleman Grodin

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